Exhibit 99.1

1700 Lincoln Street, Suite 4700 Denver, CO 80203 4547 Phone: 303 837 1661 FAX: 303 861 4023

News Release

Company Contact: Eric K. Hagen	April 20, 2020
Title: Vice President, Corporate Affairs	For immediate release
Phone: 303.837.1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Receives Non-Compliance Notice from NYSE

DENVER, April 20, 2020 — Whiting Petroleum Corporation (NYSE: WLL) announced today that on April 14, 2020, it received a notice from the New York Stock Exchange (“NYSE”) that the Company’s common stock is not in compliance with the NYSE’s continued listing standard that requires the average closing price of a listed company’s common stock be at least $1.00 per share over a consecutive 30 trading-day period. Under the NYSE standards, the Company can regain compliance at any time during the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during such cure period the Company’s common stock has a closing price per share of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The Company intends to pursue measures to cure the share price non-compliance, including through a capital structure upon completion of its restructuring process that supports a sufficient share price to return to compliance with the NYSE continued listing requirement within the applicable cure period. As required by the NYSE, the Company will notify the NYSE of its intent to cure. During this period, the Company’s common stock will continue to be traded on the NYSE, subject to compliance with other continued NYSE listing requirements. The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain region of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Niobrara play in northeast Colorado. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the Company’s ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the chapter 11 cases on the Company’s liquidity or results of operations or business prospects; the effects of the chapter 11 cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under chapter 11 protection; risks associated with third-party motions in the chapter 11 cases; declines in, or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, our ability to comply with debt covenants, periodic redeterminations of the borrowing base under our credit agreement and our ability to generate sufficient cash flows from operations to service our indebtedness; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; the impact of negative shifts in investor sentiment towards the oil and gas industry; impacts resulting from the allocation of resources among our strategic opportunities; the geographic concentration of our operations; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges to reduce financial leverage and complexity and lower our capital expenditures; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of our reserve estimates or our assumptions underlying them; the timing of our exploration and development expenditures; risks relating to decreases in our credit rating; our inability to access oil and gas markets due to market conditions or operational impediments; market availability of, and risks associated with, transport of oil and gas; our ability to successfully complete asset dispositions and the risks related thereto; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; weakened differentials impacting the price we receive for oil and natural gas; risks relating to any unforeseen liabilities of ours; the impacts of hedging on our results of operations; adverse weather conditions that may negatively impact development or production activities; uninsured or underinsured losses resulting from our oil and gas operations; lack of control over non-operated properties; failure of our properties to yield oil or gas in commercially viable quantities; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative public perception of our industry and corporate governance standards; our ability to replace our oil and natural gas reserves; negative impacts from litigation and legal proceedings; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; any loss of our senior management or technical personnel; cyber security attacks or failures of our telecommunication and other information technology infrastructure; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

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